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EXHIBIT 10.26

AMENDMENT
TO
TYCO INTERNATIONAL LTD.
2004 STOCK AND INCENTIVE PLAN

        The Tyco International Ltd. 2004 Stock and Incentive Plan (the "Stock and Incentive Plan") is hereby amended, effective as of October 1, 2004, to clarify the rules applicable to the award of Annual Performance Bonuses.

  1.
  The definition of "Performance Measure" under Article II of the Stock and Incentive Plan is amended by deleting clause (g) thereof and adding the following in place thereof:

      (g)    Earnings before interest and taxes;

  2.
  Article II of the Stock and Incentive Plan is further amended by adding the following definition thereto:

      "Maximum Amount" means the maximum amount that will be paid to a Reporting Person as an Annual Performance Bonus.

  3.
  Paragraph (i) of subsection (c) of Section 4.4 of the Stock and Incentive Plan is amended to read as follows:

      (i)    Within 90 days after the commencement of a Performance Cycle, the Committee will fix and establish in writing the Performance Measures that will apply to that Performance Cycle and the Maximum Amount payable to each Participant. The Committee will also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Annual Performance Bonus will be paid and, if applicable, the percentage of the Maximum Amount will become payable upon attainment of various levels of performance that equal or exceed the minimum required level.

  4.
  Subsection (g) of Section 4.4 of the Stock and Incentive Plan is amended to read as follows:

  (g)
  Acceleration.    Each Participant who has been granted an Annual Performance Bonus that is outstanding as of the date of a Change in Control will be deemed to have achieved a level of performance, as of the date of Change in Control, that would cause the Participant's Maximum Amount to become payable.

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AMENDMENT TO TYCO INTERNATIONAL LTD. 2004 STOCK AND INCENTIVE PLAN